UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2022

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Summer Street
Boston, MA 02110
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 781-848-7100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value per share	HAE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
On July 26, 2022, Haemonetics Corporation (the “Company”) entered into an amended and restated credit agreement by and among the Company, as borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Revised Credit Agreement”). The Revised Credit Agreement amends and restates the Company’s pre-existing credit agreement, dated as of June 15, 2018, by and among the Company, as borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended by that certain Amendment No. 1 dated as of March 1, 2021, the “2018 Credit Agreement”) to, among other things, refinance the credit facilities under the 2018 Credit Agreement and extend the maturity date of such credit facilities by two years to June 2025.

The Revised Credit Agreement provides for a $280 million senior unsecured term loan, the proceeds of which have been used to retire the balance of the term loan under the 2018 Credit Agreement, and a $420 million senior unsecured revolving credit facility, which constitutes a $70 million increase from the revolving credit facility under the 2018 Credit Agreement. Loans under the Revised Credit Agreement will initially bear interest at an annual rate equal to the Adjusted Term SOFR Rate (as defined in the Revised Credit Agreement), which is subject to a floor of 0%, plus an applicable rate ranging from 1.125% to 1.750% based on the Company’s Consolidated Net Leverage Ratio (as defined in the Revised Credit Agreement) at the applicable measurement date. Adjusted Term SOFR Rate loans are also subject to a credit spread adjustment of 0.10% per annum. The revolving credit facility carries an unused fee that ranges from 0.125% to 0.250% annually based on the Company’s Consolidated Net Leverage Ratio at the applicable measurement date. The revolving credit facility and term loan facility also permit U.S. dollar borrowings at a base rate specified in the Revised Credit Agreement and the revolving credit facility permits borrowings denominated in other currencies which, if incurred, would bear interest at the respective rates set forth in the Revised Credit Agreement. The Revised Credit Agreement matures on June 15, 2025. The principal amount of the term loan under the Revised Credit Agreement amortizes quarterly through the maturity date at a rate of 2.5% for the first year and 5% thereafter, with the unpaid balance due at maturity.

The Revised Credit Agreement contains financial covenants that require that the Company maintain (i) a maximum Consolidated Net Leverage Ratio of 3.50x or, on up to two occasions during the term of the facility, 4.00x for the four consecutive fiscal quarters ended immediately following the consummation of a Qualifying Material Acquisition (meaning one or more Permitted Acquisition(s) (as defined in the Revised Credit Agreement) for which the aggregate consideration paid over a 12-month period exceeds $100 million) and (ii) a minimum Consolidated Interest Coverage Ratio (as defined in the Revised Credit Agreement) of 4.00x. The Consolidated Net Leverage Ratio is calculated based on earnings before interest, taxes, depreciation and amortization, as adjusted pursuant to the Revised Credit Agreement (“Consolidated EBITDA”). The Company is permitted to exclude from Consolidated EBITDA, among other things, (i) unusual or non-recurring charges or expenses not to exceed the greater of 17.5% of Consolidated EBITDA or $35 million and (ii) transaction costs related to the closing of Permitted Acquisitions or other permitted Investments (as defined in the Revised Credit Agreement) not to exceed $15 million per acquisition or Investment. In addition, the Company is generally permitted to deduct up to $100 million in certain cash and cash equivalents maintained in the United States by the Company and its subsidiaries from the Consolidated Total Debt (as defined in the Revised Credit Agreement) component of the Consolidated Net Leverage Ratio. The Revised Credit Agreement also includes customary affirmative and negative covenants that include exceptions that permit the Company to, among other things, incur up to $250 million in Indebtedness (as defined in the Revised Credit Agreement) related to the acquisition, construction or improvement of any fixed or capital assets, including certain capital lease obligations, and places no fixed dollar limits on the Company’s ability to enter into operating leases or undertake acquisitions or other Investments, subject to the Company’s compliance with its financial covenants and so long as no Event of Default (as defined in the Revised Credit Agreement) has occurred and is continuing or would result from such actions by the Company.

A copy of the Revised Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Revised Credit Agreement is qualified in its entirety by reference to the full text of the Revised Credit Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

(a)

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Credit Agreement, dated as of July 26, 2022, by and among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION

Date: August 1, 2022	By:	/s/ James C. D’Arecca
	Name:	James C. D’Arecca
	Title:	Executive Vice President, Chief Financial Officer